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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NMS COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 271-1000

March 15, 2004

Dear Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of NMS Communications Corporation (the "Company"), which will be held on April 22, 2004 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

        The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

        Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote electronically or by telephone as provided in the proxy card, so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting and vote your shares personally if you attend.

        We look forward to seeing you.

Sincerely,
Robert P. Schechter Chairman and Chief Executive Officer

NMS COMMUNICATIONS CORPORATION
100 CROSSING BOULEVARD
FRAMINGHAM, MASSACHUSETTS 01702
(508) 271-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2004

        The Annual Meeting of Stockholders of NMS Communications Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 22, 2004 at 1:00 p.m., for the following purposes:

  1.
  To elect two directors for a three-year term.

  2.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 1, 2004 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors
Dianne L. Callan Secretary
Dated: March 15, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. SEE "VOTE BY TELEPHONE" OR "VOTE BY INTERNET" INSTRUCTIONS ATTACHED TO THE PROXY CARD FOR MORE DETAILS.

NMS COMMUNICATIONS CORPORATION
100 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 271-1000

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of NMS Communications Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 22, 2004 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly completed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted to elect the nominees set forth below.

        A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

        The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to stockholders is March 15, 2004. The Company's Annual Report to Stockholders for 2003, including its Form 10-K, is being mailed together with this Proxy Statement.

        Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 1, 2004 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were 36,592,969 shares of Common Stock outstanding at the close of business on the record date. This number does not include 427,630 exchangeable shares issued in connection with the acquisition of Inno Media Logic (I.M.L.) Inc. that have not been exchanged for shares of the Company's Common Stock and are therefore not entitled to vote at the Annual Meeting.

        Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors (Item 1 of Notice). Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

        A quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares designated to withhold will be deemed represented for quorum purposes but will not be deemed to be voting on the election of directors.

ELECTION OF DIRECTORS
(Item 1 of Notice)

        There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 2004, 2005 and 2006 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at six and nominated Ms. Reeve and Dr. King, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2007 and when their successors are elected and qualified.

        The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

Name and Age as of March 1, 2004	Director Since	Principal Occupation and Business Experience; Directorships of Public Companies
Nominees for Reelection for Terms Expiring in 2007
W. Frank King, Ph.D., 64	1997
		Dr. King has served as a director of our Company since 1997. He has been, since November 1998, a private investor. From 1992 to 1998, he was Chief Executive Officer and a director of PSW Technologies, Inc., a provider of software services. From 1988 to 1992, Dr. King was a Senior Vice President of Development of Lotus Development Corporation and for the previous 19 years served in various positions with IBM Corporation, including his last position as Vice President Development for the entry system division. He is a director of eOn Communications Corporation, formerly known as Cortelco Systems, Inc., a provider of telecommunications applications, Concero Inc., formerly known as PSW Technologies, Inc., Perficient, Inc., a provider of virtual professional services organizations to Internet software companies, iBasis, Inc., a provider of Internet-based communications services, and Aleri, Inc., a provider of data analytic software.
Pamela D. A. Reeve, 54	1997
		Ms. Reeve has served as a director of our Company since 1997. She has served, since 1993, as Chief Executive Officer and a director and, from 1989 to 1993, as President, Chief Operating Officer and a director of Lightbridge, Inc., a provider of products and services which enable wireless telecommunications carriers to improve customer acquisition and retention processes. From 1978 to 1989, she was with The Boston Consulting Group, a management consulting firm. Ms. Reeve is a director of American Tower Corporation, a provider of infrastructure facilities and services to the wireless, Internet and broadcasting industries.

Directors Whose Terms Expire in 2006
William E. Foster, 59	2000
		Mr. Foster has served as a director of our Company since 2000. He has been, since 1997, a private investor. In 1980, Mr. Foster co-founded Stratus Computer, Inc., a manufacturer of fault-tolerant computer systems, and served as its Chairman and Chief Executive Officer until 1997. Prior to 1980, Mr. Foster spent 14 years in the computer industry, serving as Vice President of Software for Data General Corporation and in management and technical positions with Hewlett Packard Company. Mr. Foster is a director of several privately held companies.
Ronald W. White, 63	1988
		Mr. White has served as a director of our Company since 1988. Since 2002, he has been a consultant and private investor. From 1997 until 2002, he was a partner of Argo Global Capital, a venture capital firm. From 1983 until 2002, he was a partner of Advanced Technology Development Fund, also a venture capital firm. Mr. White is a director of several privately held companies.
Directors Whose Terms Expire in 2005
Ofer Gneezy, 52	2000
		Mr. Gneezy has served as a director of our Company since 2000. He was a co-founder, and has been, since 1997, President, Chief Executive Officer and a director of iBasis, Inc., a provider of Internet-based communications services for international carriers. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, he was an executive of Automatix Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer.
Robert P. Schechter, 55	1995
		Mr. Schechter has served as our President and Chief Executive Officer since 1995 and as Chairman of the Board since 1996. From 1987 to 1994, Mr. Schechter held various senior executive positions with Lotus Development Corporation, and from 1980 to 1987 he was a partner of Coopers and Lybrand LLP. Mr. Schechter is also a director of MapInfo Corporation, a developer of location-based software services and solutions, Moldflow Corporation, a provider of software solutions for optimizing the design and manufacture of plastic products, and Avici Systems, Inc., a provider of purpose-built carrier-class routing solutions for the Internet.

        The Board of Directors recommends a vote FOR the election of the nominees named above. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors.

STOCK OWNERSHIP OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2004 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as of December 31, 2003 and one other person who served as an executive officer during part of the 2003 fiscal year, as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company. The information provided below regarding persons beneficially owning more than 5% of the Company's Common Stock is based solely on public filings made by such persons with the Securities and Exchange Commission through March 1, 2004, which beneficial ownership information is in each case as of December 31, 2003. The percent of outstanding shares for such 5% holders is calculated using their last known ownership amounts and the Company's outstanding shares as of March 1, 2004.

        Unless otherwise noted, the address of the following persons is c/o NMS Communications Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702.

Beneficial Owner Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Robert P. Schechter(2)	1,314,867	3.6%
William E. Foster	62,500	*
Ofer Gneezy	62,500	*
W. Frank King	85,500	*
Pamela D.A. Reeve	87,950	*
Ronald W. White	90,990	*
Colin Doherty(3)	126,500	*
R. Brough Turner(4)	523,899	1.4%
Gerrold Walker(5)	115,099	*
Clarke Ryan(6)	71,125	*
Robert E. Hult(7)	419,445	1.1%
All directors and executives officers as a group (11 persons)(8)	2,960,375	8.1%
FMR Corp.(9) 82 Devonshire Street, Boston, MA 02109	5,276,257	14.4%
State Street Research and Management Company One Financial Center, 31st Floor, Boston, MA 02111	2,892,900	7.9%
Austin W. Marxe and David M. Greenhouse(10) 153 East 53rd Street, 55th Floor, New York, NY 10022	2,303,064	6.3%

*
Less than 1%.

(1)
Includes shares which may be acquired by exercise of stock options within the 60 days following March 1, 2004.

(2)
Includes 1,066,500 shares subject to stock options.

(3)
Includes 126,000 shares subject to stock options.

(4)
Includes 229,750 shares subject to stock options.

(5)
Includes 85,400 shares subject to stock options.

(6)
Includes 70,125 shares subject to stock options.

(7)
Former executive officer of the Company.

(8)
Includes 2,340,560 shares subject to stock options.

(9)
Consists of shares held by Fidelity Growth Company Fund and other registered investment companies which are advisory clients of FMR Corp. Includes 297,038 shares which may be acquired upon conversion of convertible notes. FMR has sole investment power and the respective registered investment companies have sole voting power as to all such shares.

(10)
Consists of shares held by Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. and Special Situations Private Equity Fund, L.P., each of which has an investment advisor directly or indirectly controlled by Messrs. Marxe and Greenhouse.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        During 2003, the Board of Directors of the Company held five meetings. Each incumbent director attended at least 80% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he or she served. Three members of the Board of Directors attended the annual meeting in 2003. The Company's policy is that members of the Board of Directors are encouraged to attend the annual meeting to the extent consistent with travel plans. The Board has determined that each of Mr. Foster, Mr. Gneezy, Dr. King, Ms. Reeve, and Mr. White is independent as defined by the rules of the National Association of Securities Dealers, Inc. ("NASD").

        The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee. The Board of Directors intends to establish a nominating committee by the date of the Annual Meeting, which committee shall consist solely of independent directors as required by the rules of the NASD. The two current nominees for director were nominated unanimously by the independent directors.

        The Board of Directors has adopted a Code of Conduct applicable to its principal executives and financial officers and intends to update the Code of Conduct by the date of the Annual Meeting to have it apply to all directors, executive officers and employees of the Company. Copies of the Code of Conduct are available, without charge, upon written request to NMS Communications Corporation, Attention: Investor Relations, 100 Crossing Boulevard, Framingham, Massachusetts 01720.

        Stockholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board or to a particular committee of the Board, in each case, at 100 Crossing Boulevard, Framingham, Massachusetts 01720.

Audit Committee

        The Audit Committee oversees the auditing, accounting, financial reporting and internal control functions of the Company, reviews the financial statements of the Company, selects and engages the Company's independent auditors, and consults with and reviews the services provided by the independent auditors. The Audit Committee is currently composed of three members, each of whom is independent as defined by the rules of the Securities and Exchange Commission and the rules of the NASD. The directors currently serving on the Audit Committee are Mr. Gneezy, Dr. King and Ms. Reeve. Each member of the Audit Committee is able to read and understand financial statements. Dr. King is an audit committee financial expert, as defined by the Securities and Exchange Commission guidelines and is "financially sophisticated" as defined by the rules of the NASD. The Audit Committee has a charter, the complete text of which was attached as an exhibit at the end of the proxy statement for the 2001 annual stockholders meeting. The Board of Directors and the Audit Committee are currently in the process of updating the charter in light of applicable provisions of the Sarbanes-Oxley Act and the recently promulgated rules of the NASD and anticipate amending the charter to conform to the Sarbanes-Oxley Act and such NASD rules. The Audit Committee held seven meetings during 2003.

Compensation Committee

        The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The Compensation Committee is currently composed of two members, each of whom is independent as defined by the rules of the Securities and Exchange Commission and the rules of the NASD. The directors currently serving on the Compensation Committee are Messrs. Foster and White. The Compensation Committee held two meetings during 2003.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee oversees the audit coverage and monitors the accounting, financial reporting, data processing, regulatory, and internal control environments. The Audit Committee also selects and engages the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

  •
  select and engage the Company's independent auditors;

  •
  serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems;

  •
  review and approve the scope of the annual audit, the non-audit services to be performed by the independent auditors, and the independent auditors' audit and non-audit fees;

  •
  oversee, discuss and monitor the Company's financial reporting and compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies;

  •
  recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission;

  •
  provide "whistle blower" protection procedures to each employee, including anonymous employee complaints regarding accounting, internal control or audit.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management and its independent auditors, including a discussion of the quality and effect of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

  •
  discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with its independent auditors, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditor regarding the reasonableness of those estimates;

  •
  met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  considered whether the provision of services represented under the headings "Financial Information Systems Design and Implementation Fees", "Tax Fees" and "All Other Fees" set forth on page 12 is compatible with maintaining PricewaterhouseCoopers LLP's independence; and

  •
  received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (entitled "Independence Discussion with Audit Committees"), discussed the independence of its auditors and considered whether the provision of non-audit services by its auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditor's independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in the Company's Annual

Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee
Ofer Gneezy W. Frank King Pamela D. A. Reeve

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for recommending the compensation of each executive officer to the Board of Directors.

        The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles: (a) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (b) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

        The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase stockholder value and further believes that executive officers can best increase stockholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

        Compensation payments in excess of $1 million to the Chief Executive Officer or other most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 2004 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

Base Salary

        The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In 2003, the base salaries of the executive officers were not increased, as reflected in the Summary Compensation Table below.

Merit Bonus Program

        Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 2003 Management Incentive Plan (the "2003 Incentive Plan") set Company financial goals and merit bonus goals based on the 2003 operating plan approved by the Board of Directors. In addition, the 2003 Incentive Plan prescribed an increase or a decrease in the merit bonuses based upon the Company's actual financial achievements and the fulfillment of the specific management objectives for each executive. Under the 2003 Incentive Plan, executive officers were entitled to receive an average bonus of 58% of base salary if the Company achieved its financial goals for 2003 and the individual executive met or exceeded his or her objectives. The Company paid Mr. Doherty a bonus of 40% of base salary for 2003 as guaranteed in Mr. Doherty's offer of employment. This guaranteed bonus applies only to 2003 for Mr. Doherty. No other merit bonuses were awarded to any other executive officers of the Company in 2003.

Stock-Based Compensation

        Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options granted in 2003 had a two or three year vesting period to encourage key executives to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 635,000 shares were granted to executive officers in 2003 to reward the executive officers for their performance in 2002 and to establish appropriate ongoing incentives.

Chief Executive Officer's Compensation

        The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee did not increase Mr. Schechter's base salary of $380,000 in 2003. Mr. Schechter was granted options for an aggregate of 125,000 shares in 2003 based upon his performance in 2002 and to establish appropriate ongoing incentives. Mr. Schechter received no bonus under the 2003 Incentive Plan.

Compensation Committee
William E. Foster Ronald W. White

        THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE REPORTS ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid or accrued for services rendered in 2003, 2002 and 2001 by the chief executive officer, the four other most highly paid persons other than the chief executive officer who were serving as executive officers on December 31, 2003, and one other person who served as an executive officer during part of the 2003 fiscal year (the "Named Executive Officers").

Annual Compensation
Name and Principal Position					Shares Under Option Awards(#)	Other Compensation($)(1)
	Year	Salary	Bonus
Robert P. Schechter Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	380,000 380,000 380,000	— — 80,000		125,000 45,000 75,000	5,236 4,405 5,790
Colin Doherty(2) Senior Vice President of Worldwide Sales and Marketing	2003 2002 2001	243,269 n/a n/a	110,000 n/a n/a		335,000 n/a n/a	99,121 n/a n/a
R. Brough Turner Senior Vice President of Technology	2003 2002 2001	200,000 200,000 200,000	500 — 20,000	(3)	55,000 18,750 37,500	3,829 3,505 3,810
Gerrold Walker Vice President and General Manager, Platform Solutions	2003 2002 2001	194,000 193,746 182,846	— — 29,280		95,000 15,000 13,000	6,510 5,790 5,564
Clarke Ryan Vice President and General Manager, Voice Quality Systems	2003 2002 2001	185,000 185,167 10,096	— — 2,486		40,000 22,500 50,000	8,060 2,803 35
Robert E. Hult(4) Former Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer	2003 2002 2001	105,769 275,000 275,000	— — 41,250		— 37,500 75,000	340,050 6,390 6,037

(1)
Includes, for each of the named executive officers, contributions by the Company to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

(2)
Mr. Doherty joined the Company in February, 2003. Other Compensation in 2003 includes $98,538 in connection with expenses of his relocation from the United Kingdom to the United States.

(3)
Mr. Turner was paid this bonus as a result of a patent issuance.

(4)
Mr. Hult ceased to be an executive officer of the Company in May, 2003. Other compensation in 2003 includes $331,058 of severance payments.

Option Grants in Last Fiscal Year

        The following table shows all stock option grants to the Named Executive Officers during 2003:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Name	Number of Option Shares Granted	% of Total Option Shares Granted to Employees in Fiscal Year		Exercise Price ($/sh)	Expiration Date	5%	10%
Robert P. Schechter	75,000 50,000	3.1 2.1	% %	0.89 3.40	04/30/08 10/16/08	85,192 216,968	107,502 273,787
Colin Doherty	150,000 150,000 35,000	6.3 6.3 1.5	% % %	1.50 0.89 3.40	02/03/08 04/30/08 10/16/08	287,163 170,384 151,878	362,365 215,003 191,651
R. Brough Turner	35,000 20,000	1.5 0.8	% %	0.89 3.40	04/30/08 10/16/08	39,756 86,787	50,167 109,515
Gerrold Walker	60,000 35,000	2.5 1.5	% %	0.89 3.40	04/30/08 10/16/08	68,153 151,878	86,001 191,651
Clarke Ryan	20,000 20,000	0.8 0.8	% %	0.89 3.40	04/30/08 10/16/08	22,718 86,787	28,667 109,515
Robert E. Hult	—	—		—

(1)
As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

Option Exercises and Fiscal Year-End Option Values

        The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 2003, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

			Number of Shares Underlying Unexercised Options at FY-End			Value of Unexercised In-the-Money Options at FY-End ($) (2)
	Number of Shares Acquired on Exercise (1)
		Value Realized
			Vested	Unvested	Total	Vested	Unvested	Total
Robert P. Schechter	—	—	1,017,750	136,250	1,154,000	1,989,550	568,338	2,557,888
Colin Doherty	—	—	—	335,000	335,000	—	1,612,900	1,612,900
R. Brough Turner	—	—	207,652	59,598	267,250	389,088	254,504	733,998
Gerrold Walker	—	—	51,650	98,750	150,400	117,959	428,763	817,851
Clarke Ryan	—	—	50,375	62,125	112,500	151,531	232,444	383,975
Robert E. Hult	—	—	381,875	—	381,875	479,494	—	479,494

(1)
Does not include shares purchased during 2003 under the Company's 1993 and 2003 Employee Stock Purchase Plans as follows: Mr. Schechter, 1,000; Mr. Doherty, 500; Mr. Ryan, 1,000; Mr. Walker, 1,000; Mr. Turner, 1,000; and Mr. Hult, 500.

(2)
Based on the fiscal year-end closing price of $6.24 per share.

Severance and Option Vesting on Change-in-Control

        The Company has agreed with each of its executive officers, including the officers named in the Summary Compensation Table above, that he or she will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year's salary, a bonus (which shall be the percentage of current annual salary respectively specified for such executive officer), and the full vesting of all options.

Director Compensation

        Each director of the Company who is not also an employee is currently paid $17,500 annually (payable in quarterly installments) and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. In addition, each member of the Compensation Committee receives an annual payment of $2,500 and each member of the Audit Committee receives an annual payment of $5,000. The Compensation Committee currently awards each non-employee director (a) upon first being elected to the board an option for 15,000 shares under the Company's 2000 Equity Incentive Plan, which vests over three years and (b) annually at the time of the annual meeting an option for 12,500 shares which vests at the time of the next annual meeting, in each case subject to full vesting of all option shares upon a change-in-control of the Company.

EQUITY COMPENSATION PLANS

        The following table sets forth information about the Company's Common Stock that may be issued upon the exercise of options and rights under all of its existing equity compensation plans as of December 31, 2003.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Plans approved by stockholders
1993 Stock Option Plan	1,339,796	$5.5043	—
1993 Non-Employee Directors Stock Option Plan	113,410	$14.4996	—
1993 Employee Stock Purchase Plan	—	—	33,544(1)
2000 Equity Incentive Plan	3,340,348	$14.0241	1,583,193
2003 Employee Stock Purchase Plan(2)	—	—	657,990

	4,793,554	$11.6541	2,274,727
Plans not approved by stockholders
1995 Non-Statutory Stock Option Plan(3)	4,108,260	$4.8696	832,507

(1)
The Company does not intend to issue any shares under this plan.

(2)
The Company is obligated to issue additional shares under this plan at the end of the current offering period ending April 30, 2004.

(3)
The 1995 Non-Statutory Stock Option Plan permits non-statutory options to be granted to non-executive officer employees and consultants of the Company. The exercise price of non-statutory options may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No person serving on the Compensation Committee at any time during 2003 was a present or former officer or employee of the Company or any of its subsidiaries. During 2003, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers LLP, independent certified public accountants, served as auditors of the Company for the fiscal year ending December 31, 2003 and has audited the accounts and records of the Company since 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

        The Audit Committee has selected PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2004.

Audit Fees

        Fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements and statutory audits of the Company's foreign subsidiaries for the fiscal year ended December 31, 2003 and the reviews of quarterly reports on Form 10-Q filed during 2003 were $420,874. Fees billed by PricewaterhouseCoopers for the audit of the Company's financial statements and statutory audits of the Company's foreign subsidiaries for the fiscal year ended December 31, 2002 and the reviews of quarterly reports on Form 10-Q filed during 2002 were $397,698.

Audit-Related Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statement and are not disclosed under "Audit Fees" above were $22,000 in 2003, and $18,000 during 2002. Services comprising these fees include audit of the Company's 401(k) plan.

Financial Information Systems Design and Implementations Fees

        PricewaterhouseCoopers LLP did not charge the Company for any fees for financial information systems design or implementation during the fiscal years ended December 31, 2003 and December 31, 2002.

Tax Fees

        Aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $179,711 in 2003, and $215,276 during 2002.

All Other Fees

        Fees for professional services were the only other fees paid to PricewaterhouseCoopers LLP in 2003, other than those fees set forth above. Aggregate fees for professional services in 2003 were $6,894, all of which were related to an audit of a royalty arrangement. PricewaterhouseCoopers LLP did not charge the Company for any other fees, other than those fees set forth above, during the fiscal year ended December 31, 2002.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

        During 2003, all of the audit, audit-related and non-audit services provided by PricewaterhouseCoopers were pre-approved by the audit committee.

SECTION 16 REPORTING

        Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings, other than the filings described below, were timely made during 2003.

        Ms. Reeve filed a Form 5 on February 17, 2004 for open market purchase transactions on September 25, 2001 and July 2, 2002 with the price per share ranging from $1.51 to $2.0475. Mr. Turner filed a Form 4 on March 8, 2004 for open market purchase transactions on October 28, 2003 with the price per share ranging from $4.057 to $4.103.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following performance graph assumes an investment of $100 on December 31, 1998 and compares the change to December 31, 2003 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communications Equipment). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

	Cumulative Total Return
	1998($)	1999($)	2000($)	2001($)	2002($)	2003($)
NMS Communications Corporation	100.00	642.93	271.25	132.40	52.74	171.40
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
S&P Communications Equipment	100.00	219.62	96.08	35.39	16.22	29.94

        THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR 2005 MEETING

        Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received on or before November 15, 2004 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after January 30, 2005, the persons named as proxies for the 2005 Annual Meeting will have discretionary authority to vote on such proposal.

OTHER MATTERS

        The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

        The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

By order of the Board of Directors
Dianne L. Callan Secretary

NMS COMMUNICATIONS CORPORATION

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

Sincerely,

NMS Communications Corporation

DETACH HERE

NMS COMMUNICATIONS CORPORATION

Proxy Solicited by the Board of Directors for Annual Meeting on April 22, 2004

The undersigned stockholder of NMS Communications Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, Dianne Callan and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of NMS Communications Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of NMS Communications Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on April 22, 2004 at 1:00 p.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE NOMINEES FOR DIRECTOR AND 'FOR' ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

NMS COMMUNICATIONS
CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Telephone			Vote-by-Internet
1.	Log on to the Internet and go to http://www.eproxyvote.com/nmss	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark votes
as in this example.

NMS COMMUNICATIONS CORPORATION

The Board of Directors recommends a vote FOR Proposals 1.
1.	Elect Directors. Nominees: (01) W. Frank King, Ph.D. (02) Pamela D. A. Reeve
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐
Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Item 1 of Notice)
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16 REPORTING
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS FOR 2005 MEETING
OTHER MATTERS